BLACK HILLS CORPORATION


                                     BYLAWS



                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

            Section 1. PLACE. Meetings of the stockholders shall be held at such place within or without the State of South Dakota as the Board of Directors may from time to time determine and as stated in the notice of the meeting.

            Section 2. ANNUAL MEETING. The annual meeting of the stockholders shall be held at such time within six months after the end of each fiscal year of the Company as the Board of Directors designates for the purpose of electing directors and for the transacting of any other business as may be brought before the meeting.

            Section 3. SPECIAL MEETINGS. All annual and special meetings of the stockholders shall be called by a majority of the Board of Directors.

            Section 4. NOTICE. Unless all stockholders entitled to vote at the meeting waive notice in writing, written notice stating the place, day and hour of each meeting of stockholders, and in the case of a special meeting, further stating the purpose for which such meeting is called, shall be mailed at least ten days before the meeting when called by the Board of Directors to each stockholder of record who shall be entitled to vote thereat to the last known post office address of each such stockholder as it appears upon the stock transfer books of the Company. However, notice of a meeting, at which proposal to increase the capital stock or indebtedness is to be considered, shall be given at least sixty days prior to such meeting.

            Section 5. QUORUM. The holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by law or by the Articles of Incorporation. If a quorum or greater number as may be required by law or the Articles shall not be present or represented at any meeting of the stockholders, a majority of the stockholders who are present in person or by proxy and who are entitled to vote thereat shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until such quorum or such greater number shall have been obtained.

            Section 6. ADJOURNED MEETING. The majority of the stockholders who are entitled to vote and who are present in person or by proxy at any regular or special meeting of the stockholders shall have the right to adjourn the meeting from time to time without notice other than announcement at the meeting to be adjourned; provided, however, the meeting may not be adjourned for a period longer than sixty days from the date of the meeting as set forth in the notice thereof.

            Section 7. VOTING. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote one vote per share in person or by proxy appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. All voting for directors shall be by written ballot. All elections shall be had and all questions decided by a plurality except as otherwise provided by law or by the Articles of Incorporation.

            Section 8. INSPECTORS. The Board of Directors or, if the Board shall not have made the appointment, the person presiding at any meeting of stockholders shall have power to appoint one or more persons, other than the nominees for directors, to act as inspectors to receive, canvass and report the votes cast by the stockholders at such meeting. Any inspector so appointed who for any reason does not serve in such capacity may be replaced by the person presiding at the meeting.


                                     ARTICLE II

                                BOARD OF DIRECTORS

             Section 1. DEFINITIONS. For the purposes of these Bylaws an "Inside Director" is a director who is an employee of the Company, an officer of the Company, a person who has in the past served as an officer of the Company or any person whose relationship to the Company other than as a director gives him access on a regular basis to material information about the Company that is not generally available. Any director who is not an Inside Director would for the purpose of these Bylaws constitute an "Outside Director." For the purpose of this Section "Company" shall also include any subsidiary of the Company.

            Section 2. MANAGEMENT OF THE COMPANY. The property, business and affairs of the Company shall be managed by or under the direction of its Board of Directors.

            Section 3. QUALIFICATIONS OF DIRECTORS. At the time a person is elected as director by the stockholders, that person must beneficially own at least 100 shares of the common stock of the Company; and if such person is elected by the stockholders, the person must be duly qualified to vote such stock at the said election. Each director is required to apply at least 50 percent of his or her retainer toward the purchase of additional shares until the director has cumulated at least 2,000 shares of common stock. No person shall be elected or stand for reelection as a director who will be seventy years of age or older on the first day of July of the year of the election.

            Section 4. NUMBER AND ELECTION; VACANCIES AND REMOVAL. The number of members of the Board of Directors shall be nine (9); provided,
       (i) the Board of Directors may determine the number of directors to be more than nine through amendments to its Bylaws, and (ii) the number of directors shall be increased under the conditions set forth in the following paragraph. The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, each initial director in Class I shall hold office until the annual meeting of stockholders in 1987, each initial director in Class II shall hold office until the annual meeting of stockholders in 1988, and each initial director in Class III shall hold office until the annual meeting of stockholders in 1989.

            In the event that dividends payable on the Preferred Stock shall be accrued and unpaid in an amount equivalent to or exceeding four (but less than eight) quarterly dividends, the number of directors constituting the Board of Directors shall be increased by a number sufficient so that, without removal of any director from office prior to the expiration of his or her term, the holders of the Preferred Stock, voting separately as one class for such purpose, can elect a sufficient number of directors to constitute one-third of all directors, in compliance with subdivision (G) of the Article Fourth. At each subsequent annual meeting of stockholders, the holders of the Preferred Stock shall elect the smallest number of directors necessary to ensure that one-third of all directors shall have been elected by the holders of the Preferred Stock, until such time as all dividends accrued and unpaid on the Preferred Stock shall have been paid, after which such voting rights of the holders of the Preferred Stock shall be terminated. In the event that dividends payable on the Preferred Stock shall be accrued and unpaid in an amount equivalent to or exceeding eight quarterly dividends, the number of directors constituting the Board of Directors shall be increased by a number sufficient so that, without removal of any director from office prior to the expiration of his or her term, the holders of the Preferred Stock, voting separately as one class for such purpose, can elect a sufficient number of directors to constitute a majority of all directors, in compliance with subdivision
       (H) of the Article Fourth. At each subsequent annual meeting of stockholders, the holders of the Preferred Stock shall elect the smallest number of directors necessary to ensure that a majority of all directors shall have been elected by the holders of the Preferred Stock, until such time as all dividends accrued and unpaid on the Preferred Stock shall have been paid, after which such voting rights of the holders of the Preferred Stock shall be terminated.

            The Board of Directors is expressly authorized to determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action.

            In the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships to, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. The Board of Directors shall allocate consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, any newly-created directorship to the class the term of office of which is due to expire at the latest date following such allocation.

            Any vacancies in the Board of Directors for any reason, including any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen.

            Notwithstanding any of the foregoing, each director shall serve for a term continuing until the annual meeting of stockholders at which the term of the class to which he was elected expires and until his successor is elected and qualified or until his or her earlier death, resignation or removal; except, a director may be removed from office prior to the expiration of his or her term only for cause and by a vote of the majority of the total number of members of the Board of Directors without including the director who is the subject of the removal determination and without such director being entitled to vote thereon.

            Section 5. COMPENSATION. Outside Directors shall be entitled to such compensation and expenses as may be determined by resolution of the Board. Outside Directors may serve the Company in other capacities and receive compensation therefor.

            Section 6. MEETINGS. The Board of Directors may hold meetings within or without the State of South Dakota. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

            Section 7. REGULAR MEETINGS. The annual meeting of the Board of Directors for the election of officers and to conduct such other business to be brought before the meeting shall, if practicable, be held on the same day as and immediately after the annual election of the directors by the stockholders or any adjournment thereof, and no notice thereof need be given. Further regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by the Board by resolution.

            Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called either by the Chairman of the Board and Chief Executive Officer, the President or by the Secretary upon the written request of any two directors by giving oral or written notice to each director stating the time and place of such meeting.

            Section 9. NOTICE OF MEETINGS. Notice shall be considered to have been given if a notice is either orally communicated to a director at least twelve hours prior to such meeting or placed in writing and mailed to the director at his last known post office address as shown by the records of the Company at least four days prior to the meeting. Any notice to be given a director for a meeting of the directors may be waived by the director in writing either before or after the meeting. Presence of any director at a meeting of the Board shall be considered to be a waiver of notice by such director unless such director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
       Neither the business to be transacted nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            Section 10. QUORUM. At all meetings of the Board of Directors a majority of the number of directors at the time in office shall constitute a quorum for the transaction of business; provided, less than a quorum of directors may fill vacancies as set forth in Section 4 of this Article II. The act of a majority of the number of directors at the time in office shall be the act of the Board of Directors. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

            Section 11.  MANIFESTATION OF DISSENT.  A director of the
       Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

             Section 12. ACTION TAKEN WITHOUT MEETING. Any action which may be taken at a meeting of the directors or of a committee may be taken without a meeting if a consent in writing setting forth the actions so to be taken shall be signed before such action by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

                                     ARTICLE III

                                     COMMITTEES

            Section 1. EXECUTIVE COMMITTEE. The Board of Directors shall appoint from among its members an executive committee of five directors. The Chairman of the Board and Chief Executive Officer and President shall be a member of the executive committee. At least three members of the executive committee shall be Outside Directors. The executive committee (i) shall recommend to the Board persons to be elected as officers, (ii) recommend persons to be appointed to Board committees,
       (iii) may consider and make recommendations to the Board on other Board actions and (iv) may perform such other duties as may be permitted by law.

             Section 2. AUDIT COMMITTEE. The Board of Directors shall appoint from three to five of its Outside Directors to serve as an audit committee. The audit committee shall meet prior to and after each yearly audit with representatives of the independent accounting firm approved by the stockholders for the purpose of reviewing the audit of such firm of the Company's financial condition and shall each year recommend to the Board an independent accounting firm to be appointed by the Board for the ratification by the stockholders and shall perform such other duties as assigned by the Board.

            Section 3. COMPENSATION COMMITTEE. The Board of Directors shall appoint from three to five of its Outside Directors to serve as a compensation committee. The compensation committee (i) shall perform any function required by directors in the administration of all federal and state statutes relating to employment and compensation, (ii) shall recommend to the Board the compensation for officers, and (iii) shall consider and approve the compensation program, including the benefit program and stock ownership plans, of the Company.

            Section  4.  DIRECTOR NOMINATING COMMITTEE.  The Board of
       Directors shall appoint a director nominating committee to be composed of the chief executive officer and a number of outside directors as determined by the Board of Directors. An outside director shall be appointed by the Board of Directors to serve as chairman of the director nominating committee. The director nominating committee shall recommend to the Board of Directors persons to be nominated as directors or to be elected to fill vacancies on the Board of Directors and in making such recommendations shall consider the recommendations of other directors as well as stockholders.

            Section 5. OTHER COMMITTEES. The Board of Directors may also appoint from among its own members such other committees as the Board may determine and assign such powers and duties as shall from time to time be prescribed by the Board.

            Section 6. REMOVAL FROM COMMITTEES AND RULES OF PROCEDURE. Subject to these Bylaws directors may be removed from the committees and vacancies therein may be filled by a majority of the Board of Directors. A meeting of any committee may be called by any member of the committee. The provisions of these Bylaws concerning notice of meetings, compensation, manifestation of dissent and taking action without a meeting as they pertain to directors shall also pertain to committees.


                                    ARTICLE IV

                                     OFFICERS

            Section 1. OFFICERS. The Board of Directors shall elect as officers of the Company a Chairman of the Board, who shall be the Chief Executive Officer, a President, a Vice President, a Secretary, a Treasurer and may elect a Controller and such other Vice Presidents and other officers as the Board may determine is necessary for the conduct of the business of the Company. Officers need not be directors except for the Chairman of the Board, the President and one Vice President. Any two or more offices may be held by the same person. (No person shall hold an officer position after the last day of the month during which said person became sixty-five years of age.)

            Section 2. TERM AND REMOVAL. All officers of the Company shall serve at the pleasure of the Board of Directors, and the Board at any regular or special meeting by the vote of a majority of the whole Board may remove an officer from an office.

             Section 3. DUTIES OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. The Chairman of the Board and Chief Executive Officer shall be the chief administrative officer of the Company. The Chairman of the Board and Chief Executive Officer (i) shall exercise such duties as customarily pertain to the office of Chief Executive Officer, (ii) shall have general and active management authority and supervision over the property, business and affairs of the company and over its officers and employees, (iii) may appoint employees, consultants and agents as deemed necessary for the proper conduct of the Company's business, (iv) may sign, execute and deliver in the name of the Company powers of attorney, contracts, bonds and other obligations subject to direction of the Board as set forth in Article VI of these Bylaws, (v) shall recommend to the Board of Directors persons for appointment to offices and committees and for nomination of directors, (vi) shall preside at stockholder meetings and at meetings of the Board of Directors, and (vii) shall perform such other duties as may be prescribed from time to time by the Board of Directors.

            Section 4. DUTIES OF THE PRESIDENT. The President shall perform such duties as may be prescribed from time to time by the Board of Directors or by the Chairman of the Board and Chief Executive Officer. The President, in the absence or disability of the Chairman of the Board and Chief Executive Officer, shall perform the duties and exercise the powers of the Chairman of the Board and Chief Executive Officer.

            Section 5. DUTIES OF VICE PRESIDENTS. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors, or the Chairman of the Board and Chief Executive Officer. In the absence or disability of the Chairman of the Board and Chief Executive Officer, and the President, the Vice Presidents in the order as designated by the Board, or if the Board so directs, by the Chairman of the Board and Chief Executive Officer, shall perform the duties and exercise the powers of the Chairman of the Board and Chief Executive Officer.

            Section 6. DUTIES OF SECRETARY. The Secretary shall attend all meetings of the Board and stockholders, record all votes and the minutes of all proceedings in books to be kept for such purposes and shall perform like duties for the committees when required. He shall have the custody of the seal. He shall have the custody of the stock books and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

            Section 7. DUTIES OF TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books of the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the Chairman of the Board and Chief Executive Officer and to the Board of Directors at its regular meetings or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

            Section 8. DUTIES OF OTHER OFFICERS. All officers of the Company shall have such duties as shall be prescribed by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

            Section 9. DELEGATION OF DUTIES OF OFFICERS. In the case of the absence of any officer of the Company or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of any officer to any other officer or to any director for such time as determined by the Board.

            Section 10. COMPENSATION OF OFFICERS. The compensation of the Chairman of the Board and Chief Executive Officer shall be determined by the Board of Directors. The compensation of each of the other officers shall be recommended by the Chairman of the Board and Chief Executive Officer and approved by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company.


                                     ARTICLE V

                                  INDEMNIFICATION

            Section 1.  ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN
       THE RIGHT OF THE COMPANY. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, (other than an action by or in the right of the Company) by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or had agreed to serve at the request of the Company as a director or officer of another corporation (including a subsidiary of the corporation, or subsidiaries of subsidiaries), partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be within the scope of this authority and in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            Section 2.  ACTIONS OR SUITS BY OR IN THE RIGHT OF THE COMPANY.
       The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Company or is or was serving or has agreed to serve at the request of the Company as a director or officer of another corporation (including a subsidiary of the corporation or subsidiaries of subsidiaries), partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Courts of South Dakota or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Courts of South Dakota or such other court shall deem proper.

            Section 3. INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article V, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

            Section 4. DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be paid by the Company unless a determination is made
       (i) by the board of directors by a majority vote of the directors who were not parties to such action, suit or proceeding, or if such majority of disinterested directors so directs, (ii) by independent legal counsel in a written opinion, or (iii) by the shareholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of this Article V.

            Section 5. ADVANCE OF COSTS, CHARGES AND EXPENSES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 or 2 of this Article V in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company as authorized in this Article V. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the Company, authorize the Company's counsel to represent such person, in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

            Section 6. PROCEDURE OF INDEMNIFICATION. Any indemnification under Sections 1, 2 and 3, or advance of costs, charges and expenses under Section 5 of this Article V shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this
       Article V shall be enforceable by the director or officer in any court of competent jurisdiction, if the Company denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 5 of this Article V where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Sections 1 or 2 of this Article V, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article V, nor the fact that there has been an actual determination by the Company (including its board of directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standards of conduct.

            Section 7. SETTLEMENT. The Company shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Sections 1 or 2 of this Article V, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the Company to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

            Section 8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article V or of relevant provisions of the South Dakota corporation law or any other applicable laws shall affect or diminish in any way the rights of any director or officer of the Company to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

            Section 9. OTHER RIGHTS, CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article V shall be deemed to prohibit, and the Company is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article V shall be deemed to be a contract between the Company and each director or officer of the Company who serves or served in such capacity at any time while this Article V is in effect. This Article V shall be binding upon any successor corporation to this Company, whether by way of acquisition, merger, consolidation or otherwise.

            Section 10. SAVINGS CLAUSE. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director or officer of the Company as to any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

            Section 11. SUBSEQUENT LEGISLATION. If the South Dakota law is amended after the adoption of this Article V to further expand the indemnification permitted to directors and officers of the Company, then the Company shall indemnify such persons to the fullest extent permitted by the South Dakota law, as so amended.


                                     ARTICLE VI

                                   CAPITAL STOCK

            Section 1. STOCK CERTIFICATES. Certificates for stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice President and by a Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If certificates are signed by a transfer agent, acting in behalf of the Company, or registered by a registrar, the signatures of the officers of the Company may be facsimile. The Company, through its officers, may cause certificates to be issued and delivered bearing facsimile signatures of persons even though at the time of the issuance and delivery of such certificates, any of such persons may no longer be an officer of the Company.

            Section 2. TRANSFER AGENT. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars. The transfer agent and registrar may be the same person.

            Section 3. TRANSFER OF STOCK. Shares of the capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by a duly authorized attorney upon surrender and cancellation of certificates for a like number of shares properly endorsed.

            Section 4. LOST CERTIFICATE. In case any certificates of the capital stock of the Company shall be lost, stolen or destroyed, the Company may cause replacement certificates to be issued upon such proof of the fact and such indemnity to be given to it and to its transfer agent and registrar, if any, as shall be deemed necessary or advisable by it.

            Section 5. HOLDER OF RECORD. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law. The expression "stockholder" or "stockholders" whenever used in these Bylaws shall be deemed to mean only the holder or holders of record of stock.

            Section 6. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the Company for a stated period but not to exceed, in any case, fifty days, and in case of a meeting of stockholders not less than ten days, preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or in order to make a determination of stockholders for any other proper purpose; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken; and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

            Section 7. CLOSING OF TRANSFER BOOKS TO AUTHORIZE INCREASE IN INDEBTEDNESS AND CAPITAL STOCK. Notwithstanding Section 6 of this Article and in order to comply with Section 8 of Article XVII of the South Dakota Constitution, the notice to be given stockholders for a meeting at which a proposal to increase the Company's authorized indebtedness or capital stock is to be considered shall be given at least sixty days prior to the meeting and the record date for the determination of stockholders eligible to vote at such meeting may be set by the Board sixty or more days prior to the said meeting.


                                    ARTICLE VII

                        CONTRACTS, LOANS, CHECKS AND DEPOSITS

            Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

            Section 2. LOANS. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

             Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

            Section 4. DEPOSITS AND INVESTMENTS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors or officers of the Company designated by the Board of Directors may select; or be invested as authorized by the Board of Directors. Such authority may be general or confined to specific instances.


                                    ARTICLE VIII

                                    MISCELLANEOUS

            Section 1. OFFICES. The principal office of the Company shall be in the City of Rapid City, County of Pennington, State of South Dakota. The Company may also have offices at such other places within or without the State of South Dakota as the Board of Directors may from time to time designate or as the business of the Company may require.

            Section 2. SEAL. The corporate seal shall have inscribed thereon the name of the Company and the words "Corporate Seal -1941-South Dakota."

            Section 3. AUDIT. The books of account of the Company shall be audited annually by an independent firm of public accountants who shall be appointed by the Board of Directors and ratified by the stockholders at each annual meeting. Such auditors shall submit to the Board of Directors each year certified financial statements of the Company for the preceding fiscal year.


                                    ARTICLE IX

                                    AMENDMENTS

            These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the whole Board; provided, no alteration or amendment may be in conflict with any provision of the Articles of Incorporation.



            I certify that the foregoing is a true copy of the Amended
       Bylaws of Black Hills Corporation as adopted by the Board of Directors of the Corporation on the 30th day of January, 1996 to become effective in their entirety on the 30th day of January, 1996.

            Witness my hand and the seal of the Corporation on this 30th day of January, 1996.

                                 Roxann R. Basham
                                 Secretary